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                                                                    Exhibit 99.1

                          SAVOIR TECHNOLOGY GROUP, INC.
                    PROXY FOR SPECIAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON          , 2000

         The undersigned stockholder of Savoir Technology Group, Inc. revoking all prior proxies, hereby appoints P. Scott Munro, Carlton Joseph Mertens II, or Terry Johnson, or each of them acting singly, proxies, with full power of substitution, to vote all shares of Savoir common stock which the undersigned is entitled to vote at the special meeting of stockholders to be held at 44931
Industrial Boulevard, Fremont, California 94538 on            , 2000, beginning
at 10 a.m., local time, and at any adjournment or postponement of the meeting,
upon matters set forth in the Notice of Special Meeting dated           , 2000,
and the related proxy statement/prospectus, copies of which have been received by the undersigned, and in their discretion upon any adjournment of the meeting or upon any other business that may properly be brought before the meeting by the Savoir board of directors. Attendance of the undersigned at the meeting or any adjourned session of the meeting will not be deemed to revoke this proxy unless the undersigned will affirmatively indicate the intention of the undersigned to vote the shares represented hereby in person prior to the exercise of this proxy.

         THIS PROXY IS SOLICITED ON BEHALF OF THE SAVOIR BOARD OF DIRECTORS. A STOCKHOLDER WISHING TO VOTE IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS NEED ONLY SIGN AND DATE THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.

(Please fill in the appropriate boxes on the other side)

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To Vote by Telephone:

-- Call our toll-free number from any Touch-Tone telephone in the United States or Canada: 1-800-________.

-- When prompted, enter your "control number," followed by the # sign. Your control number is printed below.

-- Follow the recorded instructions.

-- When you finish, you will hear a recorded recap. If it is correct, press "2" to register your vote.

To Vote by Mail:

-- Mark, sign and date the voting card which is attached below.

-- Return it in the postage-paid envelope we have provided. Make sure the pre-printed address shows through the envelope window.
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[Reverse]

         |X|      PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.

                  To adopt the Amended and Restated Agreement and Plan of Merger dated as of March 2, 2000, among Avnet, Inc., Tactful Acquisition Corp., a wholly owned subsidiary of Avnet, and Savoir Technology Group, Inc.

                  FOR      / /

                  AGAINST  / /

                  ABSTAIN  / /



         THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN WITH RESPECT TO THE PROPOSAL SET FORTH ABOVE, WILL BE VOTED FOR SUCH PROPOSAL.

DATED:            , 2000

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Signature of Stockholder(s)

         Please promptly complete, date and sign this proxy promptly and mail it in the enclosed envelope to assure representation of your shares. No postage need be affixed if mailed in the United States. PLEASE SIGN EXACTLY AS NAME(S) APPEARS ON THE STOCK CERTIFICATE.

         If stockholder is a corporation, please sign full corporate name by president or other authorized officer and, if a partnership, please sign full partnership name by an authorized partner or other persons. If shares are held by joint tenants, both should sign. Attorneys-in-fact, executors, administrators, trustees, guardians or others signing in a representative capacity should indicate the capacity in which they are signing.

         Mark here if you plan to attend the meeting / /